EXHIBIT 4.1
DRAFT
                                                         [ALLEN & OVERY GRAPHIC]







                   ALLEN & OVERY LLP




                   LOAN CONFIRMATION EIGHTH ISSUER
                   INTERCOMPANY LOAN AGREEMENT






                   PERMANENT FUNDING (NO. 1) LIMITED
                   as Funding 1

                   and

                   PERMANENT FINANCING (NO. 8) PLC
                   as Eighth Issuer

                   and

                   THE BANK OF NEW YORK
                   as Security Trustee

                   and

                   CITIBANK, N.A., LONDON BRANCH
                   as Agent Bank



                   [22nd] June, 2005

                                    CONTENTS

CLAUSE                                           PAGE


1.  Interpretation.............................     1
2.  Intercompany Loan Terms and Conditions.....     2
3.  The Eighth Issuer Term Advances............     2
4.  Interest...................................     4
5.  Repayment..................................     6
6.  Prepayment.................................     9
7.  Certain Fees, etc..........................    10
8.  Application of Certain Provisions..........    11
9.  Addresses..................................    12
10. Counterparts ..............................    13
11. Third Party Rights ........................    13
12. Governing Law .............................    13
SCHEDULE

1.  Conditions Precedent in Respect of Drawdown    14
Signatories....................................    17


THIS LOAN CONFIRMATION TO THE EIGHTH ISSUER INTERCOMPANY LOAN AGREEMENT is dated [22nd] June, 2005

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered in England and Wales No. 4267660), a private limited company incorporated in England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (FUNDING 1);

(2) PERMANENT FINANCING (NO. 8) PLC (registered in England and Wales No.5434519), a public limited company incorporated under the law of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the EIGHTH ISSUER);

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as SECURITY TRUSTEE); and

(4) CITIBANK, N.A., LONDON BRANCH, whose offices are at 5 Carmelite Street, London EC4Y 0PA (acting in its capacity as AGENT BANK).

IT IS AGREED as follows:


1.  INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [22nd] June, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the eighth issuer master definitions and construction schedule signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on [22nd] June, 2005 (the EIGHTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and/or the Eighth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 (Interpretation and Construction) of the Master Definitions and Construction Schedule and the Eighth Issuer Master Definitions and Construction Schedule.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

       CLOSING DATE means [22nd] June, 2005;

       INTERCOMPANY LOAN means the Eighth Issuer Intercompany Loan;

       INTERCOMPANY LOAN AGREEMENT means the Eighth Issuer Intercompany Loan Agreement;

       INTERCOMPANY LOAN CONFIRMATION means the Eighth Issuer Intercompany Loan Confirmation;

       ISSUER means the Eighth Issuer;

       ISSUER TRANSACTION ACCOUNT means the Eighth Issuer Sterling Account;

       NEW BASEL CAPITAL ACCORD means the new framework published by The Basel Committee on Banking Supervision on 26th June, 2004 under the title "Basel II: International Convergence of Capital Measurement and Capital
       Standards: a Revised Framework";

       NOTES means the Eighth Issuer Notes; and

       EIGHTH ISSUER TERM ADVANCES has the meaning given in the Eighth Issuer Master Definitions and Construction Schedule.


2.  INTERCOMPANY LOAN TERMS AND CONDITIONS

       Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding 1, the Security Trustee and the Agent Bank for the purposes of identification on 14th June, 2002, as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004, 18th November, 2004 and 23rd March, 2005 and from time to time and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to "this Agreement" shall be construed accordingly.


3.  THE EIGHTH ISSUER TERM ADVANCES

3.1 EIGHTH ISSUER TERM AAA ADVANCES

       On and subject to the terms of this Agreement, the Eighth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

       (a) the series 1 term AAA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 1 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class A Eighth Issuer Notes;

       (b) the series 2 term AAA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 2 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class A Eighth Issuer Notes;

       (c) the series 3 term AAA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 3 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class A Eighth Issuer Notes;

       (d) the series 4 term AAA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 4 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class A Eighth Issuer Notes;

       (e) the series 5A1 term AAA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 5A1 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class A1 Eighth Issuer Notes; and

       (f) the series 5A2 term AAA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 5A2 TERM AAA ADVANCE and together with the Eighth Issuer Series 5A1 Term AAA Advance, the EIGHTH ISSUER SERIES 5 TERM AAA ADVANCES) and which corresponds to the principal amount upon issue of the Series 5 Class A2 Eighth Issuer Notes, and together the Eighth Issuer Series 1 Term AAA Advance, the Eighth Issuer Series 2 Term AAA Advance, the Eighth Issuer Series 3 Term AAA Advance, the Eighth Issuer Series 4 Term AAA

       Advance and the Eighth Issuer Series 5 Term AAA Advances are referred to herein as the EIGHTH ISSUER TERM AAA ADVANCES.


3.2 EIGHTH ISSUER TERM AA ADVANCES

       On and subject to the terms of this Agreement, the Eighth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

       (a) the series 1 term AA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 1 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class B Eighth Issuer Notes;

       (b) the series 2 term AA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 2 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class B Eighth Issuer Notes;

       (c) the series 3 term AA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 3 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class B Eighth Issuer Notes; and

       (d) the series 4 term AA advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 4 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class B Eighth Issuer Notes, and together the Eighth Issuer Series 1 Term AA Advance, the Eighth Issuer Series 2 Term AA Advance, the Eighth Issuer Series 3 Term AA Advance, and the Eighth Issuer Series 4 Term AA Advance are referred to herein as the EIGHTH ISSUER TERM AA ADVANCES.


3.3 EIGHTH ISSUER TERM BBB ADVANCES

       On and subject to the terms of this Agreement, the Eighth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

       (a) the series 1 term BBB advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 1 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class C Eighth Issuer Notes;

       (b) the series 2 term BBB advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 2 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class C Eighth Issuer Notes;

       (c) the series 3 term BBB advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 3 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class C Eighth Issuer Notes; and

       (d) the series 4 term BBB advance in the maximum aggregate principal amount of [GBP][__] (the EIGHTH ISSUER SERIES 4 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class C Eighth Issuer Notes, and together the Eighth Issuer Series 1 Term BBB Advance, the Eighth Issuer Series 2 Term BBB Advance, the Eighth Issuer Series 3 Term BBB Advance, and the Eighth Issuer Series 4 Term BBB Advance are referred to herein as the EIGHTH ISSUER TERM BBB ADVANCES.

3.4 TERM ADVANCE RATING

       The Term Advance Rating in respect of the Eighth Issuer Term AAA Advances shall be AAA/Aaa/AAA, the Term Advance Rating in respect of the Eighth Issuer Term AA Advances shall be AA/Aa3/AA and the Term Advance Rating in respect of the Eighth Issuer Term BBB Advances shall be BBB/Baa2/BBB.


3.5 CONDITIONS PRECEDENT

       Save as the Eighth Issuer and the Security Trustee may otherwise agree, the Eighth Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding 1 that it or its advisers have received all the information and documents listed in SCHEDULE 1 hereof in form and substance satisfactory to the Security Trustee.


4.  INTEREST

4.1 RATE OF INTEREST TO FIRST FUNDING 1 INTEREST PAYMENT DATE

       On the Closing Date the Agent Bank will determine the Initial Relevant Screen Rate (as defined below) in respect of each Eighth Issuer Term Advance as at or about 11.00 a.m. (London time) on that date. If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotations to leading banks for two-month and three-month sterling deposits of [GBP]10,000,000, in the London inter-bank market as at or about 11.00 a.m. (London time) on such Closing Date. The Term Advance Rates of Interest for the first Interest Period shall be the aggregate of (a) the Relevant Margin and (b) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for two-month sterling deposits and the arithmetic mean of such offered quotations for three-month sterling deposits (rounded upwards, if necessary, to five decimal places).

       INITIAL RELEVANT SCREEN RATE means the linear interpolation of the arithmetic mean of the offered quotations to leading banks for two-month sterling deposits and the arithmetic mean of the offered quotations to leading banks for three-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Moneyline Telerate monitor at Moneyline Telerate page number 3750 (or such replacement page on that service which displays the information) or, if that service ceases to display the information, such other service as may be determined by the Eighth Issuer with the approval of the Security Trustee.


4.2 TERM ADVANCE RATES OF INTEREST

       The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three-month sterling deposits as determined in accordance with CLAUSE 6 of the Intercompany Loan Terms and Conditions plus a RELEVANT MARGIN which shall be:

       (a) in respect of the Eighth Issuer Series 1 Term AAA Advance, a margin of minus [__] per cent. per annum;

       (b) in respect of the Eighth Issuer Series 2 Term AAA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (c) in respect of the Eighth Issuer Series 3 Term AAA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 [__] and thereafter [__] per cent. per annum;

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

       (d) in respect of the Eighth Issuer Series 4 Term AAA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (e) in respect of the Eighth Issuer Series 5A1 Term AAA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 [__] and thereafter [__] per cent. per annum;

       (f) in respect of the Eighth Issuer Series 5A2 Term AAA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (g) in respect of the Eighth Issuer Series 1 Term AA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (h) in respect of the Eighth Issuer Series 2 Term AA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (i) in respect of the Eighth Issuer Series 3 Term AA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (j) in respect of the Eighth Issuer Series 4 Term AA Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (k) in respect of the Eighth Issuer Series 1 Term BBB Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (l) in respect of the Eighth Issuer Series 2 Term BBB Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;

       (m) in respect of the Eighth Issuer Series 3 Term BBB Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum;and

       (n) in respect of the Eighth Issuer Series 4 Term BBB Advance, a margin of [__] per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter [__] per cent. per annum.


4.3 INTEREST PERIODS

       The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Funding 1 Interest Payment Date falling in September, 2005. Each subsequent Interest Period shall commence on (and include) a Funding 1 Interest Payment Date and end on (but exclude) the following Funding 1 Interest Payment Date.

                                        5

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5.  REPAYMENT

5.1 REPAYMENT SUBJECT TO TERMS OF THE FUNDING 1 DEED OF CHARGE

       The terms and provisions of this CLAUSE 5 are to be read subject to the provisions of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge and as the same may be further amended or varied from time to time in accordance with the terms of the Funding 1 Deed of Charge. Without limiting the generality of the foregoing, the Eighth Issuer Term Advances shall become due and payable as described in PARAGRAPH 1.4 of PART II of
       SCHEDULE 3 of the Funding 1 Deed of Charge.


5.2 REPAYMENT OF EIGHTH ISSUER TERM AAA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Eighth Issuer:

       (a) the Eighth Issuer Series 1 Term AAA Advance on the Funding 1 Interest Payment Date falling in [June 2006];

       (b) the Eighth Issuer Series 2 Term AAA Advance on the Funding 1 Interest Payment Date falling in [June 2008];

       (c) the Eighth Issuer Series 3 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in [March 2010 and June 2010] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Eighth Issuer Series 3 Term AAA Advance is fully repaid;

       (d) the Eighth Issuer Series 4 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in [September 2010 and December 2010] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Eighth Issuer Series 4 Term AAA Advance is fully repaid; and

       (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 5A2 Term AAA Advance has been fully repaid the Eighth Issuer Series 5A1 Term AAA Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 5A1 Term Advance is fully repaid;

       (f) the Eighth Issuer Series 5A2 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in [September 2011 and December 2011] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Eighth Issuer Series 5A2 Term AAA Advance is fully repaid.

5.3 REPAYMENT OF EIGHTH ISSUER TERM AA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Eighth Issuer:

       (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 1 Term AAA Advance is fully repaid, the Eighth Issuer Series 1 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 1 Term AA Advance is fully repaid;

       (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 2 Term AAA Advance is fully repaid, the Eighth Issuer Series 2 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 2 Term AA Advance is fully repaid;

       (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 3 Term AAA Advance is fully repaid, the Eighth Issuer Series 3 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 3 Term AA Advance is fully repaid; and

       (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 4 Term AAA Advance is fully repaid, the Eighth Issuer Series 4 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 4 Term AA Advance is fully repaid.


5.4 REPAYMENT OF EIGHTH ISSUER TERM BBB ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Eighth Issuer:

       (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 1 Term AA Advance is fully repaid, the Eighth Issuer Series 1 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 1 Term BBB Advance is fully repaid;

       (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 2 Term AA Advance is fully repaid, the Eighth Issuer Series 2 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 2 Term BBB Advance is fully repaid;

       (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 3 Term AA Advance is fully repaid, the Eighth Issuer Series 3 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 3 Term BBB Advance is fully repaid; and

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

       (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Eighth Issuer Series 4 Term AA Advance is fully repaid, the Eighth Issuer Series 4 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Eighth Issuer Series 4 Term BBB Advance is fully repaid.


5.5 REPAYMENT OF EIGHTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       On and from the Funding 1 Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Eighth Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in CLAUSE 3 of PART II of
       SCHEDULE 3 to the Funding 1 Deed of Charge.


5.6 REPAYMENT OF EIGHTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       Following the occurrence of an Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Eighth Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in CLAUSE 4 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.


5.7 REPAYMENT OF EIGHTH ISSUER TERM ADVANCES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

       Following the service on each Issuer (including the Eighth Issuer) of a Note Acceleration Notice pursuant to the terms of the Eighth Issuer Deed of Charge but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice, Funding 1 shall apply Funding 1 Available Principal Receipts in the manner set out in CLAUSE 5 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.


5.8 REPAYMENT FOLLOWING THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

       Following the service on Funding 1 of an Intercompany Loan Acceleration Notice pursuant to the terms of the Funding 1 Deed of Charge, the Eighth Issuer Intercompany Loan shall be repaid in the manner set out in PART III of SCHEDULE 3 to the Funding 1 Deed of Charge (as the same shall be amended from time to time).


5.9 ACKNOWLEDGEMENT OF PREVIOUS INTERCOMPANY LOANS

       The Eighth Issuer hereby acknowledges and agrees that Funding 1 has entered into an intercompany loan agreement with Permanent Financing (No.
       1) PLC (the FIRST ISSUER) dated 14th June, 2002 (the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 2) PLC (the SECOND ISSUER) dated 6th March, 2003 (the SECOND ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 3) PLC (the THIRD ISSUER) dated 25th November, 2003 (the THIRD INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 4) PLC (the FOURTH ISSUER) dated 12th March, 2004 (the FOURTH INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No.
       5) PLC (the FIFTH ISSUER) dated 22nd July, 2004 (the FIFTH INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent

       Financing (No. 6) PLC (the SIXTH ISSUER) dated 18th November, 2004 (the SIXTH INTERCOMPANY LOAN AGREEMENT) and an intercompany loan agreement with Permanent Financing (No. 7) PLC (the SEVENTH ISSUER) dated 23rd March, 2005 (the SEVENTH INTERCOMPANY LOAN AGREEMENT) and accordingly, the obligation of Funding 1 to repay this Eighth Issuer Intercompany Loan, the Seventh Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Second Issuer Intercompany Loan and the First Issuer Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding 1 under this Eighth Issuer Intercompany Loan Agreement, the Seventh Issuer Intercompany Loan Agreement, the Sixth Intercompany Loan Agreement, the Fifth Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the First Issuer Intercompany Loan Agreement and the provisions of SCHEDULE 3 to the Funding 1 Deed of Charge.


5.10   ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

       The Eighth Issuer hereby acknowledges and agrees that from time to time Funding 1 may enter into New Intercompany Loans with New Issuers and that the obligation of Funding 1 to repay this Eighth Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding 1 under any of the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan, the Seventh Issuer Intercompany Loan, this Eighth Issuer Intercompany Loan and any New Intercompany Loans and the provisions of Schedule 3 to the Funding 1 Deed of Charge. Subject to CLAUSE 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.


6.  PREPAYMENT

6.1 PREPAYMENT OF EIGHTH ISSUER TERM ADVANCES

(a) If the conditions to the Redemption Option set out in CONDITION 5(F) of the Eighth Issuer Notes are met, then Funding 1 has the right to prepay the Term Advances corresponding to the Called Notes at an amount equal to their Specified Amount (as set out in CONDITION 5(F) of the Eighth Issuer Notes) without penalty or premium but subject to CLAUSE 15 (Default Interest and Indemnity) of the Intercompany Loan Terms and Conditions; and

(b) each of the Security Trustee, the Agent Bank (without liability or responsibility to any secured creditor in respect of any loss, liability or claim arising as a result thereof), Funding 1 and the Eighth Issuer shall concur in, execute and do all such deeds, instruments, acts and things, and shall consent to any amendment, modification or waiver of the provisions of the Eighth Issuer Transaction Documents to which it is a party, which may be necessary or desirable to permit and give effect to the prepayment (as certified by the Eighth Issuer and/or Funding 1 to the Security Trustee prior to any such amendment, modification or waiver being effected), including any waiver of covenants of Funding 1.


6.2 APPLICATION OF MONIES

       The Eighth Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to CLAUSE 6.1 (Prepayment of Eighth Issuer Term Advances) in making repayments under the relevant Eighth Issuer Notes pursuant to its Redemption Option.

7.  CERTAIN FEES, ETC.

7.1 FEE FOR PROVISION OF EIGHTH ISSUER TERM ADVANCES

       Funding 1 shall (except in the case of payments due under paragraphs (c), (e), (f) and (i) below, which shall be paid when due) on each Funding 1 Interest Payment Date pay to the Eighth Issuer for same day value to the Eighth Issuer Transaction Account a fee for the provision of the Eighth Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

       (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Security Trustee pursuant to the Eighth Issuer Deed of Charge together with interest thereon as provided therein;

       (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Eighth Issuer Trust Deed together with interest thereon as provided therein;

       (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Eighth Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

       (d) the fees, costs and expenses due and payable to the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Eighth Issuer Paying Agent and Agent Bank Agreement;

       (e) any amounts due and payable by the Eighth Issuer to the Inland Revenue in respect of the Eighth Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Eighth Issuer and subject to the terms of the Eighth Issuer Deed of Charge) or any other Taxes payable by the Eighth Issuer;

       (f) the fees, costs, charges, liabilities and expenses due and payable to the Eighth Issuer Account Bank, pursuant to the Eighth Issuer Bank Account Agreement (if any);

       (g) the fees, costs, charges, liabilities and expenses due and payable to the Eighth Issuer Cash Manager, pursuant to the Eighth Issuer Cash Management Agreement;

       (h) any termination payment due and payable by the Eighth Issuer to any Eighth Issuer Swap Provider, pursuant to any Eighth Issuer Swap Agreement;

       (i) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Eighth Issuer Corporate Services Agreement;

       (j)   an amount equal to "G" where G is calculated as follows:

             G = (A -- D -- H) or, if such calculation is less than zero, then G shall be zero

             where,

             A = 0.01 per cent of the interest amounts paid by Funding 1 to the Eighth Issuer on the Eighth Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date;

             D = E -- F
                 where,

                 E = the interest amounts (which excludes those fee amounts in this CLAUSE 6.1) paid by Funding 1 to the Eighth Issuer on the Eighth Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date; and

                 F = amounts paid by the Eighth Issuer under paragraphs (d) to
                     (h) of the Eighth Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Funding 1 Interest Payment Date;

                     and

                 H = the cumulative aggregate of (D -- A) as calculated on each previous Funding 1 Interest Payment Date. If such cumulative aggregate of (D -- A) is less than zero, then H shall be zero;

       (k) any other amounts due or overdue by the Eighth Issuer to third parties including the Rating Agencies and the amounts paid by the Eighth Issuer under the Subscription Agreement and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (a) to (j) above; and

       (l) if on any Funding 1 Interest Payment Date there are Eighth Issuer Principal Receipts remaining in the Eighth Issuer Bank Accounts, an amount equal to the difference between (i) the interest that would be earned by the Eighth Issuer on such Eighth Issuer Principal Receipts remaining in the Eighth Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Eighth Issuer applying the weighted average rate of interest payable on the Series 5 Eighth Issuer Notes or the relevant Eighth Issuer Currency Swap Agreements due for repayment at the end of that Interest Period to such Eighth Issuer Principal Receipts remaining in the Eighth Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Eighth Issuer, an amount in respect of any value added tax or similar tax payable in respect thereof against production of a valid tax invoice; and
       (ii) in respect of taxable supplies made to a person other than the Eighth Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Eighth Issuer Pre-Enforcement Revenue Priority of Payments in the Eighth Issuer Cash Management Agreement.


7.2 SET-OFF

       Funding 1 and each of the other parties to the Eighth Issuer Intercompany Loan Agreement agree that the Eighth Issuer shall be entitled to set-off those amounts due and payable by Funding 1 pursuant to this CLAUSE 7 on the Closing Date against the amount to be advanced by the Eighth Issuer to Funding 1 by way of the Eighth Issuer Term Advances on the Closing Date.


8.  APPLICATION OF CERTAIN PROVISIONS

       The provisions set out in CLAUSE 4.2 (Limited Recourse) of the Intercompany Loan Terms and Conditions shall apply to:

       (a)   the Eighth Issuer Term AA Advances; and

       (b)   the Eighth Issuer Term BBB Advances.

9.  ADDRESSES

       The addresses referred to in CLAUSE 18.4 (Notices) of the Intercompany Loan Terms and Conditions are as follows:

       THE SECURITY TRUSTEE:

       THE BANK OF NEW YORK

       For the attention of:     Global Structured Finance -- Corporate Trust

       Address:              The Bank of New York
                             One Canada Square
                             London
                             E14 5AL


       Facsimile:                + 44 20 7964 60 1/6399

       THE EIGHTH ISSUER:

       For the attention of:     The Secretary

       Address:              Permanent Financing (No. 8) PLC
                             35 Great St. Helen's
                             London EC3A 6AP

       Facsimile:                +44 (0) 20 7398 6325

       Copy to:              HBOS Treasury Services plc
                             33 Old Broad Street
                             London EC2N 1HZ

       Facsimile:                +44 (0) 20 7574 8303

       For the attention of:     Head of Mortgage Securitisation and Covered
                                 Bonds

       FUNDING 1:

       For the attention of:     The Secretary

       Address:              Permanent Funding (No. 1) Limited
                             35 Great St. Helen's
                             London EC3A 6AP

       Facsimile:                +44 (0) 20 7398 6325

       Copy to:              HBOS Treasury Services plc
                             33 Old Broad Street
                             London EC2N 1HZ

       Facsimile number:     +44 (0) 20 7574 8303

       For the attention of:     Head of Mortgage Securitisation and Covered
                                 Bonds

       RATING AGENCIES:

       MOODY'S:

       Address:              2 Minster Court, Mincing Lane, London EC3R 7XB

       For the attention of:     Nicholas Lindstrom

       Telephone:                +44 (0) 20 7772 5332

       Facsimile:                +44 (0) 20 7772 5400

       S&P:

       Address:              20 Canada Square, Canary Wharf, London E14 5LH

       For the attention of:     Andre Vollmann

       Telephone:                +44 (0) 20 7826 3855

       Facsimile:                +44 (0) 20 7826 3598

       FITCH:

       Address:              101 Finsbury Pavement, London EC2A 1RS

       For the attention of:     FS Surveillance

       Telephone:                +44 (0) 20 7417 4355

       Facsimile:                +44 (0) 20 7417 6262


10. COUNTERPARTS

       This Intercompany Loan Confirmation may be signed (manually or by facsimile) and delivered in more than one counterpart all of which, taken together, shall constitute one and the same Agreement.


11. THIRD PARTY RIGHTS

       The Intercompany Loan Confirmation does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to the Intercompany Loan Agreement.


12. GOVERNING LAW

       This Eighth Issuer Intercompany Loan Confirmation is governed by and shall be construed in accordance with English law.

                                   SCHEDULE 1

                   CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.  AUTHORISATIONS

(a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding 1.

(b) A copy of a resolution of the board of directors of Funding 1 authorising the entry into, execution and performance of each of the Transaction Documents to which Funding 1 is a party and authorising specified persons to execute those on its behalf.

(c)    A certificate of a director of Funding 1 certifying:

       (i) that each document delivered under this paragraph 1 of SCHEDULE 1 is correct, complete and in full force and effect as at a date no later than the date of execution of the Eighth Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

       (ii) as to the identity and specimen signatures of the directors and signatories of Funding 1.


2.  SECURITY

(a) The Funding 1 Deed of Charge (and the Seventh Deed of Accession) duly executed by the parties thereto.

(b) Duly completed bank account mandates in respect of the Funding 1 GIC Account and the Funding 1 Transaction Account.

(c)    Security Power of Attorney for Funding 1.


3.  LEGAL OPINION

       Legal opinions of:

       (a) Shepherd + Wedderburn Scottish legal advisers to the Seller and the Servicer, addressed to, inter alios, the Security Trustee;

       (b) Allen & Overy LLP, English and U.S. legal advisers to the Seller, the Eighth Issuer and the Servicer, addressed to, inter alios, the Security Trustee; and


4.  TRANSACTION DOCUMENTS

       Duly executed copies of:

       (a)   the Servicing Agreement;

       (b)   the Mortgages Trust Deed;

       (c)   the Halifax Deed and Power of Attorney;

       (d)   the Funding 1 Deed of Charge;

       (e)   the Second Supplemental Funding 1 Deed of Charge;

       (f)   the Funding 1 Swap Agreement;

       (g)   the Corporate Services Agreements;

       (h)   the Funding 1 Liquidity Facility Agreement;

       (i) the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Fifth Issuer Intercompany Loan Agreement, the Sixth Issuer Intercompany Loan Agreement, the Seventh Issuer Intercompany Loan Agreement and the Eighth Issuer Intercompany Loan Agreement;

       (j)   the Cash Management Agreement;

       (k)   the Bank Account Agreement;

       (l)   the Funding 1 Guaranteed Investment Contract;

       (m) the First Start-up Loan Agreement, the Second Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement, the Fifth Start-up Loan Agreement, the Sixth Start-up Loan Agreement, the Seventh Start-up Loan Agreement and the Eighth Start-up Loan Agreement;

       (n)   the Mortgage Sale Agreement;

       (o)   a Scottish Declaration of Trust;

       (p)   the Seller Power of Attorney;

       (q)   the Eighth Issuer Deed of Charge;

       (r)   the Eighth Issuer Cash Management Agreement;

       (s)   the Eighth Issuer Swap Agreements;

       (t)   the Eighth Issuer Bank Account Agreement;

       (u)   the Eighth Issuer Post-Enforcement Call Option Agreement;

       (v)   the Eighth Issuer Trust Deed;

       (w)   the Eighth Issuer Global Notes;

       (x)   the Eighth Issuer Paying Agent and Agent Bank Agreement;

       (y)   the Underwriting Agreement;

       (z)   the Subscription Agreements;

       (aa)  the Mortgages Trustee Guaranteed Investment Contract; and

       (bb) the Master Definitions and Construction Schedule, the First Issuer Master Definitions and Construction Schedule, the Second Issuer Master Definitions and Construction Schedule, the Third Issuer Master Definitions and Construction Schedule, the Fourth Issuer Master Definitions and Construction Schedule, the Fifth Issuer Master Definitions and Construction Schedule, the Sixth Issuer Master Definitions and Construction Schedule, the Seventh Issuer Master Definitions and Construction Schedule and the Eighth Issuer Master Definitions and Construction Schedule.

5.  BOND DOCUMENTATION

(a) Confirmation that the Eighth Issuer Notes have been issued and the subscription proceeds received by the Eighth Issuer; and

(b)    Copies of the Offering Circular.


6.  MISCELLANEOUS

       Solvency certificates from Funding 1 signed by two directors of Funding 1 in or substantially in the form set out in SCHEDULE 2 to the Intercompany Loan Terms and Conditions.

                                   SIGNATORIES

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.


FUNDING 1

SIGNED by                          )
for and on behalf of               )
PERMANENT FUNDING (NO. 1) LIMITED  )  ..........................




EIGHTH ISSUER

SIGNED by                        )
for and on behalf of             )
PERMANENT FINANCING (NO. 8) PLC  )   ..........................




SECURITY TRUSTEE

SIGNED by             )
for and on behalf of  )
THE BANK OF NEW YORK  )   ..........................




AGENT BANK

SIGNED by             )
for and on behalf of  )     ..........................
CITIBANK, N.A.,
LONDON BRANCH )
